                                    EXHIBIT 1

                                     [LOGO]

                          NORTH AMERICAN PALLADIUM LTD.

              NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
                                  JUNE 23, 2004

Notice is hereby given that the annual and special meeting of shareholders (the "Meeting") of North American Palladium Ltd. ("NAP" or the "Corporation") will be held at the St. Andrew's Club and Conference Centre, 150 King Street West, 27th Floor, Toronto, Ontario, Canada on June 23, 2004, at 10:00 a.m. (local time) for the following purposes:

1. to receive the Audited Consolidated Financial Statements of the Corporation for the year ended December 31, 2003 and the report of the Auditors thereon;

2.   to elect directors of the Corporation for the ensuing year;

3. to consider and, if thought fit, approve the appointment of KPMG LLP, Chartered Accountants, as the Auditors for the Corporation and to authorize the directors of the Corporation to fix their remuneration;

4. to consider and, if thought fit, to pass, with or without variation, a resolution, approving the employee 1995 Group RRSP Share Issuance Plan (the "RRSP Plan") of the Corporation, including without limitation, increasing the maximum number of shares that may be reserved for issue and issued under the RRSP Plan, all as more particularly described in the accompanying Proxy Circular; and

5. to transact such further or other business as may properly come before the Meeting or any adjournment or adjournments thereof.

A copy of the Annual Report including the 2003 Audited Consolidated Financial Statements to be submitted to the Meeting, together with the Management Proxy Circular and form of Proxy with respect to matters to be dealt with at the Meeting, are included herewith.

By resolution of the Board of Directors of the Corporation, shareholders of record at the close of business on May 12, 2004, will be entitled to notice of and to vote at the Meeting in person or by proxy.

DATED at Toronto, Ontario as of the 10th day of May, 2004.

                                  BY ORDER OF THE BOARD OF DIRECTORS

                                  "Michael P. Amsden" (signed)

                                  Michael P. Amsden
                                  Chairman

Note: Shareholders who are unable to attend the Meeting in person are requested to complete, date, sign and return the enclosed form of proxy. All forms of proxy must be deposited with Computershare Trust Company of Canada no later than 5 pm (local time) two business days preceding the Meeting or with the Chairman of the Meeting on the day of the Meeting, or any adjournment thereof, or in any other manner permitted by law.